UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)  OF THE

SECURITIES EXCHANGE ACT OF 1934

TRIAN ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Delaware	26-1252334
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

280 Park Avenue, 41st Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange
Common Stock, par value $0.0001 per share	American Stock Exchange
Warrants	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-147094

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item  1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of Trian Acquisition I Corp. (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-147094) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on November 1, 2007, and as amended on each of December 6, 2007, December 31, 2007, January 4, 2008, January 7, 2008 and January 16, 2008 (the “Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

Item  2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 17, 2008

TRIAN ACQUISITION I CORP.
By:	/s/ Edward P. Garden
Name: Edward P. Garden Title: President and Chief Executive Officer